   As filed with the Securities and Exchange Commission on December 23, 1996

                                               Registration No. 33-
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ---------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------
                          SUSQUEHANNA BANCSHARES, INC.
               (Exact Name of Issuer as Specified in Its Charter)

        Pennsylvania                                     23-2201716
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             26 North Cedar Street
                          Lititz, Pennsylvania 17543
                                (717) 626-4721
                   (Address of Principal Executive Offices)

             SUSQUEHANNA BANCSHARES, INC. EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                               RICHARD M. CLONEY
                          Susquehanna Bancshares, Inc.
                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                    (Name and address of agent for service)

                                 (717) 626-4721
         (Telephone number, including area code, of agent for service)
                         ------------------------------
                                    Copy to:
                                 LISA M. CAVAGE
                          Morgan, Lewis & Bockius LLP
                              One Commerce Square
                               417 Walnut Street
                           Harrisburg, PA 17101-1904
                                 (717) 237-4032

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
    Title of securities              Number of       Proposed maximum    Proposed maximum      Amount of
     to be registered               shares to be    offering price per  aggregate offering   registration fee (2)
                                     registered          share (1)           price (1)
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.00 per
share                                650,000          $32.69               $21,248,500         $6,438.94
==================================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee based upon the average of the reported high and low sale prices of shares of Common Stock on December 19, 1996, as reported on the National Association of Securities Dealers' National Market System.

(2) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price per 3300.

===========================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by Susquehanna Bancshares, Inc. (herein the "Registrant") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

               (a)  The Registrant's latest annual report, filed pursuant to
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

               (c) The description of the Common Stock of the Registrant contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under
Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of the Registrant's Bylaws provides indemnification of directors, officers and other agents of the Registrant and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL. Article XIV of the Registrant's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by the Registrant's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

         Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, the Registrant has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices. As permitted by the BCL and the Registrant's Articles of Incorporation, the Registrant maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of their service in such capacities.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number           Exhibit
--------------           -------

3.1            Articles of Incorporation of the Registrant (1)(Attachment E)

3.2            Bylaws of the Registrant (1) (Attachment E)

5.1            Opinion of Morgan, Lewis & Bockius LLP

23.1           Consent of Coopers & Lybrand, L.L.P.

23.2           Consent of Morgan, Lewis & Bockius LLP (included as part of
               Exhibit 5.1)

24.1           Power of Attorney (included as part of the signature page)

99.1           Susquehanna Bancshares, Inc. Equity Compensation Plan

----------------------
(1) Exhibit incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 33-53608) filed with the Securities and Exchange Commission on October 22, 1992.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii)
                -----------------
of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 if under the Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       The Registrant.  Pursuant to the requirements of the Securities Act of
       ---------------
1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lititz, Commonwealth of Pennsylvania, on this 20th day of December, 1996.


                            SUSQUEHANNA BANCSHARES, INC.



                            By: /s/ Richard M. Cloney
                                ------------------------------------------------
                                   Richard M. Cloney, Vice President



          The Plan.  Pursuant to the requirements of the Securities Act of 1933,
          ---------
as amended, the Susquehanna Bancshares, Inc. Equity Compensation Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lititz, Commonwealth of Pennsylvania, on December 20, 1996


                            SUSQUEHANNA BANCSHARES, INC.
                            EQUITY COMPENSATION PLAN


                            By: SUSQUEHANNA BANCSHARES, INC. EQUITY
                                COMPENSATION PLAN COMMITTEE



                            By: /s/ George J. Morgan
                                ------------------------------------------------
                                   George J. Morgan, Chairman of the Susquehanna Bancshares, Inc. Equity Compensation Plan Committee

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Robert S. Bolinger and Richard M. Cloney, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


         Signature                        Title                            Date
         ---------                        -----                            ----
/s/ Robert S. Bolinger
---------------------------  President and Chief Executive     December 20, 1996
Robert S. Bolinger           Officer and a Director

/s/ Drew K. Hostetter
---------------------------  Treasurer (Principal Financial    December 20, 1996
Drew K. Hostetter            and Accounting Officer)

/s/ Richard M. Cloney
---------------------------  Vice President, Secretary and a   December 20, 1996
Richard M. Cloney            Director

/s/ John M. Denlinger
---------------------------  Director                          December 20, 1996
John M. Denlinger

/s/ Henry H. Gibbel
---------------------------  Director                          December 13, 1996
Henry H. Gibbel

/s/ Richard E. Funke
---------------------------  Director                          December 20, 1996
Richard E. Funke

/s/ George J. Morgan
---------------------------  Director                          December 20, 1996
George J. Morgan

/s/ James G. Apple
---------------------------  Director                          December 20, 1996
James G. Apple

/s/ Edward W. Helfrick
---------------------------  Director                          December 20, 1996
Edward W. Helfrick

/s/ Roger V. Weist
---------------------------  Director                          December 12, 1996
Roger V. Weist

/s/ Marley R. Gross
---------------------------  Director                          December 20, 1996
Marley R. Gross

         Signature                        Title                            Date
         ---------                        -----                            ----
/s/ T. Max Hall
---------------------------  Director                          December 13, 1996
T. Max Hall

/s/ Raymond M. O'Connell
---------------------------  Director                          December 20, 1996
Raymond M. O'Connell

/s/ C. William Hetzer, Jr.
---------------------------  Director                          December 20, 1996
C. William Hetzer, Jr.

/s/ Robert C. Reymer, Jr.
---------------------------  Director                          December 20, 1996
Robert C. Reymer, Jr.

/s/ Robert S. Bolinger
---------------------------  Attorney-in-Fact                  December 20, 1996
Robert S. Bolinger

/s/ Richard M. Cloney
---------------------------  Attorney-in-Fact                  December 20, 1996
Richard M. Cloney

                          SUSQUEHANNA BANCSHARES, INC.

                               INDEX TO EXHIBITS

Exhibit Number             Document
--------------             --------

   3.1                     Articles of Incorporation of the Registrant (1)(Attachment E)

   3.2                     Bylaws of the Registrant (1) (Attachment E)

   5.1                     Opinion of Morgan, Lewis & Bockius LLP

   23.1                    Consent of Coopers & Lybrand, L.L.P.

   23.2                    Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

   24.1                    Power of Attorney (included as part of the signature page)

   99.1                    Susquehanna Bancshares, Inc. Equity Compensation Plan